UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025 (December 15, 2025)

Transportation and Logistics Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34970	26-3106763
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 Chestnut Ridge Road

Montvale, New Jersey 07645

(Address of Principal Executive Offices) (Zip Code)

(833) 764-1443

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the entry into the Retention Agreement (as defined below), on December 15, 2025, Transportation and Logistics Systems, Inc. (the “Company”, “we”, “us” or “our”) entered into a settlement agreement (the “Settlement Agreement”) with Sebastian Giordano, our Chairman, Chief Executive Officer and Chief Financial Officer, with respect to certain outstanding liabilities (the “Outstanding Liabilities”). Pursuant to the Settlement Agreement, Mr. Giordano agreed to settle an aggregate of $1,400,711.62 in Outstanding Liabilities in exchange for the issuance of an aggregate of 10,007 shares of the Company’s Series J Senior Convertible Preferred Stock, par value $0.001 per share (the “Series J Preferred Stock”). Mr. Giordano’s obligation to settle his liabilities was conditioned on the representations and warranties of the Company being true and correct in all material respects, and the Common Stock not being suspended from trading by any governmental authority, which conditions were satisfied on December 15, 2025.

The Settlement Agreement contains customary representations and warranties of the parties. The representations, warranties and covenants contained in the Settlement Agreement were made only for purposes of such agreement and as of a specific date, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing does not purport to be a complete description of the Settlement Agreement, and such description is qualified in its entirety by reference to the Settlement Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Form 8-K is incorporated by reference herein. The shares of Series J Preferred Stock issued pursuant to the Settlement Agreement were, and the shares of the Company’s common stock, par value $0.001 per share, that are issuable upon conversion of the Series J Stock will be, issued in reliance upon the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above in Item 1.01 of this Form 8-K is incorporated by reference herein. On December 15, 2025, the Company entered into a Retention Agreement (the “Retention Agreement”) with Mr. Giordano, pursuant to which Mr. Giordano agreed to continue to act as the Chairman, Chief Executive Officer and Chief Financial Officer of the Company and the Company agreed to pay Mr. Giordano up to $500,000 in cash bonuses upon the occurrence of certain events and the satisfaction or waiver of certain conditions. Pursuant to the Retention Agreement, upon the closing of a qualified financing in which the Company raises at least $1,000,000 in gross proceeds, the Company will pay Mr. Giordano a $250,000 cash bonus, and upon the closing of a financing in which the Company raises at least $2,500,000 in gross proceeds, the Company will pay Mr. Giordano an additional $250,000 cash bonus. In order for Mr. Giordano to receive such payments, among other things, Mr. Giordano was required to enter into the Settlement Agreement. In addition, the Company and Mr. Giordano agreed to, within 60 days of December 15, 2025, negotiate in good faith and enter into a new employment agreement with respect to services performed by Mr. Giordano for the Company on or after January 1, 2026.

The covenants contained in the Retention Agreement were made only for purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing does not purport to be a complete description of the Retention Agreement, and such description is qualified in its entirety by reference to the Retention Agreement, which is attached as Exhibit 10.2 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement, dated as of December 15, 2025, by and between Transportation Logistics Systems, Inc. and Sebastian Giordano.
10.2+	Retention Agreement, dated as of December 15, 2025, by and between Transportation Logistics Systems, Inc. and Sebastian Giordano.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2025

Transportation and Logistics Systems, Inc.

By:	/s/ Sebastian Giordano
Sebastian Giordano
Chief Executive Officer, Chief Financial Officer and Treasurer